                             COLUMBIA CORPORATE PARK
                                  OFFICE LEASE
                                 BY AND BETWEEN
                       MERRITT-CCP III, LLC, LANDLORD AND
                     ALLIED THEORY COMMUNICATIONS CORPORATION, TENANT

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                                                                      Page
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
1.    Rental...........................................................3
2.    Use..............................................................4
3.    Service and Utilities............................................4
4.    Compliance With Laws.............................................8
5.    Assignment and Subletting.......................................10
6.    Operating Costs.................................................12
7.    Increase in Landlord's Insurance Rates..........................17
8A.   Insurance-Indemnity (TENANT)....................................17
8B.   Insurance-Indemnity (LANDLORD)..................................20
8C.   Miscellaneous Insurance and Indemnity Clauses...................22
9.    Alterations.....................................................22
10.   Ownership of Alterations........................................23
11.   Repairs and Maintenance.........................................23
12.   Default.........................................................26
13.   Damage or Destruction...........................................29
14.   Possession......................................................30
15.   Exterior of Premises - Signs....................................31
16.   Relocation......................................................32
17.   For Rent Signs..................................................32
18.   Water and Other Damage..........................................33
19.   Right of Entry..................................................33
20.   Termination of Term.............................................34
21.   Condemnation....................................................34
22.   Subordination...................................................35
23A.  Landlord's Right to Perform Tenant's Covenants..................36
23B.  Tenant's Right to Perform Landlord's Covenants..................37


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

24.   Attornment......................................................38
25.   Non-Waiver of Future Enforcement................................38
26.   Personal Property Taxes.........................................39
27.   Recordation of Lease............................................39
28.   Notices.........................................................39
29.   Waiver of Jury Trial............................................40
30.   Severability....................................................40
31.   Non-Waiver......................................................41
32.   Successors and Assigns..........................................41
33.   Security Deposit................................................42
34.   Notices to Mortgagee............................................44
35.   Estoppel Certificate............................................44
36.   Bankruptcy......................................................45
37.   Lender's Approval...............................................48
38.   Broker's Commission.............................................48
39.   Rules and Regulations...........................................48
40.   Captions........................................................49
41.   Final and Entire Agreement......................................49
42A.  Tenant Representative...........................................49
42B.  Landlord Representative.........................................49
43.   Renewal Options.................................................50
44.   MISCELLANEOUS PROVISIONS........................................52


EXHIBIT A         BUILDING PLAN
EXHIBIT B         LEASE PLAN
EXHIBIT B-1       LANDLORD'S WORK
EXHIBIT C         RULES AND REGULATIONS
EXHIBIT D         JANITORIAL SPECIFICATIONS
EXHIBIT E         FORM OF SECURITY DEPOSIT RECEIPT


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

            THIS LEASE, made this __ day of ________, 1999, by and between MERRITT-CCP III, LLC, hereinafter called "Landlord," and APPLIED THEORY CORPORATION, hereinafter called "Tenant."

            WITNESSETH, that in consideration of the rental hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of the Tenant to be performed, the Landlord does hereby lease unto the said Tenant, and the latter does lease from the former the following premises (hereinafter sometimes called the "Premises"):

            Being all those premises outlined in red on the Lease Plan attached hereto as Exhibit B, said premises being approximately 6,552 rentable square feet. The computation of the rentable square foot area of the premises to be made was made by measuring from the primary inside face of the perimeter glass to the centerline of the interior demising partitions the total area of which is multiplied by 1.12 which represents the building core factor. The Premises, being located within the building (hereinafter sometimes called the "Building") known as "Columbia Corporate Park III," situate on a parcel of land (hereinafter sometimes called the "Property") located in the development known generally as Columbia Corporate Park; and situate in 8830 Stanford Blvd, Suite 402, Columbia, Howard County, Maryland 21045 which property is more fully described on Exhibit A hereto.

            The Premises are demised together with the non-exclusive right, in common with Tenant's employees, agents, customers and invitees, Landlord, and all others to whom Landlord has or may hereafter grant such right, to use the common areas of the Property and the Building as reasonably designated from time to time by Landlord (sometimes herein called "Common Areas"), for the term of seven (7) years, beginning on the earlier to occur of the following: (i) the date following the expiration of five (5) days after Tenant's receipt of Landlord's Notice of "Substantial Completion" (as hereinafter defined) of Landlord's Work, as set forth in Exhibit B-1, attached hereto; or (iii) the date when Tenant commences operation of its business from the Premises (the earlier to occur of such dates is herein called "Commencement Date"). Tenant may, prior to the Commencement Date, and without incurring any liability for payment of minimum rent, additional rent or other charges, enter into the Premises to perform work thereto (including the installation of telephone lines, data and computer lines), and to place and install Tenant's personal property, equipment and made fixtures, in any part of the Premises (collectively, "Tenant's Work"), at Tenant's expense; provided, however that the performing of Tenant's Work (1) does not cause interference or delay in the completion of Landlord's Work; and
(2) shall be at Tenant's sole risk. Landlord agrees that it will, at its sole cost and expense, as soon as reasonably possible after the execution of this Lease, commence and pursue to completion the Landlord's Work set forth on Exhibit B ("Landlord's Work"), subject to and in accordance with the provisions of Section 14, below. The Premises shall be deemed to be "Substantially Completed" on the date Landlord has completed Landlord's Work such that:

      (i) Tenant can begin installation of its fixtures and equipment without interference from Landlord's workmen;

      (ii) adequate facilities exist for access to and egress from the Premises;

      (iii) Landlord has completed the work set forth on Exhibits B and B-1 in accordance with Tenant's plans, subject to minor punch-list items, and has secured a certificate of occupancy for the Premises, or evidence that the Premises qualify for the same based upon completion of Landlord's Work; and

      (iv) all major Building systems, including the electrical, plumbing, sprinkler and other fire safety systems, heating, ventilating, and air conditioning ("HVAC") systems, utilities and elevators (collectively, "Building Systems") are installed and are in good working order.

Upon Substantial Completion of Landlord's Work, Landlord or its architect will notify Tenant in writing that the Premises are substantially complete ("Landlord's Notice of Substantial Completion"), with the exception of minor punch-list items which do not interfere with Tenant's installations and work in order to outfit the Premises for Tenant's use. Landlord will complete the punch-list items of Landlord's Work within thirty (30) days after Landlord's Notice of Substantial Completion, subject to reasonable extension(s) as may be required to perform the work and/or obtain necessary parts or items to perform the work, provided that Landlord continues with all due diligence to perform the work and obtain such parts/items as may be necessary to complete the punch-list items within a reasonable period of time. Landlord hereby warrants all items of Landlord's Work for a period of twelve (12) full calendar months following the


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

Commencement Date ("Warranty Period"), and that Landlord shall correct any defects of any kind or nature in Landlord's Work, at Landlord's expenses, within thirty (30) days of written notice thereof from Tenant; provided that Landlord receives notice of such defect on or before the expiration of the Warranty Period.

            This Lease is made subject to the following additional terms, covenants and conditions:

            1. Rental.

            (a) Tenant covenants and agrees to pay Landlord as minimum rental, without notice or demand, the annual rental as follows:

----------------------------------------------------------------------------
TERM                      ANNUAL          MONTHLY        PER SQUARE FOOT
----                      ------          -------        ---------------
----------------------------------------------------------------------------
Year 1                   $144,144.00      $12,012.00            $22.00
----------------------------------------------------------------------------
Year 2                   $148,468.32      $12,372.36            $22.66
----------------------------------------------------------------------------
Year 3                   $152,923.68      $12,743.64            $23.34
----------------------------------------------------------------------------
Year 4                   $157,575.60      $13,131.30            $24.05
----------------------------------------------------------------------------
Year 5                   $162,358.56      $13,529.88            $24.78
----------------------------------------------------------------------------
Year 6                   $167,272.56      $13,939.38            $25.53
----------------------------------------------------------------------------
Year 7                   $172,317.60      $14,359.80            $26.30
----------------------------------------------------------------------------


Monthly payments due in advance on the first day of each month during the term of this Lease, in equal monthly installments, without setoff or deduction except as may be specifically herein permitted. If the term of this Lease shall commence on a date other than the first day of a month, the rental of or the period from the date of commencement of the term to the first day of the first full calendar month of the term shall be prorated and shall be payable on the first day of the term; if the term of this Lease shall end on a date other than the last day of a month, the rent for the period from the first day of the last month of the term to the date the term ends shall be prorated and shall be payable on the first day of the last month of the term.

            (b) INTENTIONALLY DELETED.

            (c) All rentals shall be paid to MERRITT PROPERTIES, LLC c/o Merritt, 2066 Lord Baltimore Drive, Baltimore, MD 21244, or at such other place or to such appointee of the Landlord as the Landlord may from time to time designate in writing.

            (d) Tenant covenants and agrees to pay the rental herein reserved and each installment thereof promptly when and as due, without setoff


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

or deduction whatsoever except as may be specifically herein permitted.

            2. Use.

            Tenant covenants and agrees to use and occupy the Premises solely for the following purposes: GENERAL OFFICE USE ("Permitted Use"). Tenant agrees to comply with all applicable zoning and other laws and regulations with respect to Tenant's use of the Premises, and to provide and install at its own expense any additional equipment or alterations required to comply with all such laws and regulations as required from time to time, except that Tenant shall be under no obligation to comply with any law, ordinance, rule or regulation requiring any capital improvements, modification(s) to or change(s) in the Buildings Systems or any structural alteration of or in connection with the Premises, which compliance shall be Landlord's sole responsibility, unless such capital improvements, modification to or change in the Buildings Systems or structural alteration is required by reason of a condition which has been created by, or at the instance of, Tenant, in which case(s), the cost of such compliance shall be borne by Tenant. Tenant further agrees not to make, or cause or permit to be made, any use of the Premises which shall constitute a nuisance or shall unreasonably interfere with the rights of other tenants in the Building to quietly enjoy, use and occupy the Premises leased by them and the common areas of the Building. Tenant will not permit, allow or cause any public or private auction sales or sheriff's, or constables' sales to be conducted on or from the Premises.

            3. Service and Utilities.

NOTE: SUBJECT TO REVIEW AND COMMENT BY TENANT'S OPERATIONS MANAGER.

            (a) Landlord agrees to furnish to the Premises, electricity for normal desktop office equipment and normal copying equipment, and lighting, heating, ventilation and air conditioning ("HVAC"), as well as other utility services (including water, sewer, and telephone services) required for the comfortable use and occupancy of the Premises for the Permitted Use. Landlord shall equip the Premises with adequate equipment, facilities, and utilities, and maintain the same, such that the Premises shall have a minimum power availability throughout the term of the Lease of at least five (5) watts of power per rentable square foot thereof. Subject to the limitations


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

set forth below, such utilities shall be made available without additional charge between the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 12:00 noon on Saturday ("Normal Operating Hours"), except for legal holidays. If Tenant desires electricity or HVAC at any other time, Landlord shall provide and shall bill Tenant for Tenant's actual usage at the actual rate charged by the appropriate utility company providing the same ("Actual Rate"), plus five percent (5%) for administration, and Tenant shall pay Landlord's such charges therefor at the same time and in the same manner as is provided for the payment of minimum rental hereunder. Landlord shall provide Tenant with evidence of the computation of Tenant's charges pursuant to this paragraph, and of the additional cost to Landlord upon which such computation is based, within ten
(10) days of Tenant's written request therefor. Landlord shall also maintain and keep adequately lighted the common stairs, common entries and restrooms in the Building. Except as herein provided, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the services to be furnished by Landlord as set forth in this Lease, unless the damages resulting therefrom are the result of or arise out of Landlord's negligence or willful misconduct, or that of its agents, contractors or employees; (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs to the Premises of the Building; or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises or Building to the extent (A) mandated by the appropriate state or local governing authority, or by the utility company or authority supplying such service to the Building, or (B) the same is not caused by any act or omission of Landlord, Landlord's agents, employees, or contractors. Anything contained in the foregoing or elsewhere in this Lease to the contrary notwithstanding, if any interruption or curtailment of services in any manner caused by or resulting from or arising out of any act or omission of Landlord, Landlord's agents, employees or contractors, deprives Tenant of the reasonable use of or access to the Premises for a period of more than (a) four (4) consecutive days, or (b) seven (7)


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

non-consecutive business days during any thirty (30) day period, there shall be an equitable abatement of all Tenant's rent based upon that portion of the Premises reasonably useable by Tenant during the period commencing with the day following the expiration of (A) such three (3) consecutive business days or (B) the seventh (7th) non-consecutive business day occurring during any thirty (30) days period, respectively, through such day that the respective service(s) shall be restored in full. Except as herein provided, Landlord shall not be liable for a loss of or injury to property or business, through or in connection with or incidental to failure to furnish any such services, unless the loss or injury to property has resulted from or arisen out of Landlord's negligence or willful misconduct, or that of its agents, contractors or employees. Tenant shall not use heat-generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and if such equipment is used, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord represents that the Premises contain individual thermostats for the control of the Premises' HVAC system.

(b) Tenant shall not, without the written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), use any apparatus or device in the Premises, including, without limitation, electronic data processing machines, punch card machines or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of Premises as general office space. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of Premises as general office space without first procuring the written consent of Landlord, which Landlord may not unreasonably refuse, and in the event of consent, Landlord may have installed a water meter in the Premises to measure the amount of water. The cost of any such meter and of its installation, maintenance and repair shall be paid for by Landlord and Tenant agrees to pay to Landlord promptly upon thirty (30) days' written demand (including a copy of the actual water bill) for all such water consumed during periods other than the Normal Operating Hours as shown by said meter, at the rates charged for such services by the local public utility ("Actual Rate(s)"). If a separate meter is not installed, the excess cost for such water shall be re-established by Landlord from time to time at the average per square foot cost to Landlord for the same, and in no event higher than the Actual Rate plus five percent (5%) for administration.

            (c) Nothing contained in this Section shall restrict Landlord's right to require at any time separate metering of utilities furnished to the Premises. In the event utilities are separately metered, Tenant shall pay promptly within thirty (30) days of receipt of Landlord's written invoice demand for all utilities consumed at the Premises beyond Normal Operating Hours at the Actual Rate(s). Landlord shall provide Tenant with evidence of the computation of Tenant's charges pursuant to this paragraph, including meter readings upon which such computation is based, within ten (10) days of Tenant's written request therefor. Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost. Tenant may, at its option, sole cost and expense, cause the Premises to be separately metered.

            (d) Landlord shall furnish elevator service, lighting replacement for building standard lights, restroom supplies, exterior window washing and janitorial services (including janitorial services for the Premises in accordance with the "Janitorial Specifications" set forth on Exhibit "D", attached hereto and made a part hereof), all in a manner that such services are customarily furnished to comparable office buildings in the area, and consistent with the manner in which the services are being performed at and provided to the Building as of the Commencement Date. Landlord further covenants that it shall:

            (i) maintain the Building Systems in reasonable working order and repair;

            (ii) maintain the outside walls, outside windows, roof, foundation and other structural portions of the Building containing the Premises in reasonable order and repair;

            (iii) cause such of the Common Areas as
      are exposed to the elements to be properly drained and kept reasonably free from ice and snow;

            (iv) maintain the parking lot and landscaping of the Common Areas in a reasonably good and clean condition and repair;

            (v) maintain adequate parking facilities for the Building in compliance with municipal requirements, subject to the provisions of
      Section 21 of this Lease; and

            (vi) maintain insurance in accordance with the provisions of Section 8-B, below.

            4. Compliance With Laws.

            (a) Tenant covenants and agrees that it will, at its own expense, observe, comply with and execute all laws, orders, rules, requirements, and regulations of any and all governmental departments, bodies, bureaus, agencies and officers (collectively, "Governmental Requirements"), and all rules, directions and requirements of the local board of fire underwriters and the fire insurance rating organizations having jurisdiction over the area in which the Premises are situated, or other bodies or agencies now or hereafter exercising similar functions in the area in which the Premises are situated (collectively, "Fire Insurance Requirements"), in any way pertaining to the Premises or the use and occupancy thereof; except that Tenant shall be under no obligation to comply with any Fire Insurance Requirement of which it has not received actual notice, nor with any Governmental Requirement or Fire Insurance Requirement requiring any capital improvements, modification(s) to or change(s) in the Buildings Systems or any structural alteration of or in connection with the Premises, which compliance shall be Landlord's sole responsibility, unless such capital improvements, modification to or change in the Buildings Systems or structural alteration is required by reason of a condition which has been created by, or at the instance of, Tenant, in which case(s), the cost of such compliance shall be borne by Tenant. In the event Tenant shall fail or neglect to comply with any of the aforesaid Governmental Requirement or Fire Insurance Requirement to the extent hereby required, and such failure shall continue for more than thirty
(30) days after Tenant's receipt of


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written notice thereof from Landlord, then, Landlord or its agents may enter the
Premises upon forty-eight (48) hours' prior notice and take all such actions and do all such work in or to the Premises as may be reasonably necessary in order to cause compliance with such Governmental Requirement or Fire Insurance Requirement, as the case may be, and Tenant covenants and agrees to reimburse Landlord promptly within thirty (30) days of receipt of written invoice, including supporting documentation, for the expenses incurred by Landlord in taking such action and performing such work. The foregoing notwithstanding, if the nature of Tenant's non-compliance with any Governmental Requirement or Fire Insurance Requirement is, in Landlord's reasonable judgment, of such nature that its continuation will create an immediate danger to the health or safety of individuals and/or create an immediate danger of additional damage to and/or waste of the Premises and/or other property, Landlord shall have the right to immediately take whatever actions reasonably necessary to alleviate such danger, the notice requirements of this Section notwithstanding.

            (b) Without limiting the generality of the foregoing provisions of
Section 4(a), Tenant further agrees that Tenant shall, at all times, comply with all federal, state and local statutes, ordinances and codes governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of "Hazardous Substances" (as hereinafter defined), and any rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local government agencies and authorities with respect thereto (together with all amendments, "Environmental Laws") applicable to the Premises and/or the operation of Tenant's business therefrom, and/or Tenant's use of the Common Areas of the Building in accordance with the provisions of this Lease. For purposes of this Lease, "Hazardous Substance" shall mean: any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, lead based paints, polychlorinated biphenyls, petroleum and petroleum products, methane, and hazardous wastes, hazardous or toxic substances or related materials as defined in or subject to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), Articles 15 and 27 of the New York State Environmental Conservation Act or any other applicable Environmental Law and in the


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

regulations adopted pursuant thereto. If Landlord determines that Tenant has violated the foregoing, it shall promptly notify Tenant of such violation and Tenant, upon verification thereof, shall promptly bring such violation into compliance.

            5. Assignment and Subletting.

            (a) Except as provided by the provisions of this Section 5, Tenant covenants and agrees not to assign this Lease, in whole or part, nor sublet the Premises, or any part or portion thereof, nor grant any license or concession for all or any part thereof, without the prior written consent of the Landlord in each instance first had and obtained, which consent shall not be unreasonably withheld, conditioned or delayed. If such assignment or subletting is permitted, Tenant shall not be relieved from any liability whatsoever under this Lease. In the event that the amount of the rent or other consideration to be paid to the Tenant by any assignee or sublessee for Tenant's "Leasehold Interest" (defined below) is greater than the rent required to be paid by the Tenant to the Landlord pursuant to this Lease (herein, "Assignment Profit"), Tenant shall pay to Landlord fifty percent (50%) any such Assignment Profit as is received by Tenant from such assignee or sublessee, after deducting from such amount costs incurred by Tenant in making such assignment or sublet, including any costs incurred in preparation of the Premises for the transferee. Anything contained in the foregoing to the contrary notwithstanding, "Assignment Profit" shall be deemed to mean rent and/or other consideration received by Tenant specifically as consideration for: (i) the assignment of this Lease and/or of Tenant's leasehold interest in the Premises (including all "Permanent Leasehold Improvements", excepting "Tenant's Personal Property", as such terms are defined in Section 10, below), or (ii) a subletting of the Premises, including all Permanent Improvements, excepting Tenant's Personal Property; but shall specifically exclude any money or other consideration received by Tenant for Tenant's Personal Property, and/or for Tenant's business and/or its good will, stock, and/or other tangible and intangible items not comprising a portion of the Premises or Tenant's interest therein (all of the foregoing, collectively, "Tenant's Business Property"). Any consideration received by Tenant for Tenant's Business Property shall remain the sole property of Tenant. Any consent by Landlord to an assignment or subletting of this Lease shall not constitute a waiver of the necessity of such consent as to any subsequent assignment or subletting. An assignment for the benefit of Tenant's creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant's interest under this Lease unless Landlord shall have first consented thereto in writing.

            (b) Anything contained in this Lease to the contrary notwithstanding, Tenant shall have the right to assign this Lease and/or sublet all or any portion of the Premises without the prior written consent of Landlord, and without affording Landlord any profit sharing rights as set forth in Subparagraph 5(a), nor any recapture rights as set forth in Subparagraph 5(c), below, to:

            (i) any corporation or other entity that is a parent, subsidiary or affiliate of Tenant;

            (ii) any corporation or other entity which is a successor (immediate or remote) to the initial Tenant hereunder, either by merger or consolidation, in accordance with applicable law;

            (iii) any corporation or other entity a majority of whose voting stock is owned by Tenant;

            (iv) any corporation or other entity which has the power to direct Tenant's management and operation or whose management and operation is controlled by Tenant; and

            (v) any purchaser of all or substantially all of the assets or substantially all of the voting stock and equity interests in Tenant;

            (all of the foregoing collectively hereinafter referred to as "Related Entities").

Tenant shall provide Landlord with written notice of any such assignment or subletting within thirty (30) days of the effective date thereof, which notice shall include the correct name and address of the assignee or sublessee. Tenant shall not be released by any such assignment or sublet.

            (c) In the event Tenant requests in writing to assign this Lease or to sublease all or any substantial portion of the Premises to any person or entity other than a Related Entity, Landlord shall have the option to terminate this Lease, which option shall be exercisable by written notice from Landlord ("Recapture Notice") to

Tenant within ten (10) business days from the date Tenant gives Landlord written notice of its desire to assign or sublease; provided, however, that Tenant may withdraw its request for Landlord's consent to a proposed assignment or sublet within ten (10) business days of Tenant's receipt of Landlord's Recapture Notice, and upon Landlord's receipt of Tenant's timely withdrawal, the respective Recapture Notice shall be deemed null and void and this Lease shall continue in full force and effect. If Landlord exercises its option to recapture the Premises and Tenant does not timely withdraw its request for consent, the Lease shall be cancelled and terminated as of a date which is mutually agreed to by the parties, but in no event (i) prior to the date which is thirty (30) days after the date of Tenant's receipt of Landlord's Recapture Notice or (ii) later than the date which is ninety (90)days after the date of such receipt.

            6. Operating Costs.

            (a) "Operating Costs" are the actual costs paid by Landlord for managing, operating, maintaining, repairing, refurbishing and insuring the Building and all common areas and facilities within the Property (including, but not limited to, elevators, stairwells, loading areas, parking areas, pavements and walkways, landscaping, gardening, storm drainage, and other utility systems); the cost of utilities for such common areas and facilities; fire protection and security services, if any; traffic control equipment; repairs; parking lot striping; lighting; sanitary control; removal of snow, trash, rubbish, garbage and other refuse; depreciation on or rentals of machinery and equipment used in such maintenance, provided that (1) the cost of the machinery or equipment has not been and will not be included as part of Operating Costs, and (2) the use of any such machinery shall contribute to the efficient and/or economic operation or maintenance of the Building or the Property; the cost of personnel to implement such services; reasonable insurance kept, or caused to be kept, by Landlord out of or in connection with the ownership of the Building and common areas, including, but not limited to, insurance insuring the same against loss or damage by, or abatement of rental income resulting from, fire and other such hazards, casualties, and contingencies, and liability and indemnity insurance, but specifically excluding environmental hazards insurance or any other insurance which is not customary for the operation of an office building similar to the Building, and located in the town, county and state in which the

Properly is located. Such costs shall not include the cost of any capital improvements to the Building as determined under generally accepted accounting principles or work which Landlord performs specifically for or at the expense of any tenant of the Building. "Operating Costs" shall also include all taxes (as hereinafter defined) assessed against the Property and Building, whether as a result of an increase in the tax rate, or the levy, assessment or imposition of any tax on real estate as such not now levied, assessed or imposed. The foregoing shall apply to increases in real estate taxes assessed against the Property or Building generally, and not resulting from improvements placed thereon by Tenant. In the event of any increases in real estate taxes resulting from improvements, alterations or additions made by Tenant, then, upon Tenant's receipt of evidence that the increases are the result of and reasonably attributable to such Tenant improvements, then Tenant shall pay the amount of said increase so attributable. "Taxes" as used herein shall include, but not by way of limitation, all paving taxes, special paving taxes, Metropolitan District Charges, and any and all other assessments which may be levied on the Property or the Building by the governmental taxing authority having appropriate jurisdiction over the same, but shall not include any income tax on the income or rent payable hereunder. Anything contained in the foregoing to the contrary notwithstanding, "Operating Costs", including, without limitation, "Taxes", shall specifically exclude the following:

            (i) inheritance, estate, gift, franchise or income taxes, or any capital levy imposed on Landlord;

            (ii) the cost to Landlord for any work or service or utility provided exclusively for any tenant (including Tenant) or other occupant of the Building, at the cost of such tenant or occupant;

            (iii) the cost of improvements performed for tenants or other occupants of the Building as Landlord's work;

            (iv) original construction costs of the Building or other buildings on the Property;

            (v) interest and amortization of funds borrowed by Landlord, whether secured or unsecured;

            (vi) costs or expenses associated with
      leasing space in the Building/buildings or the sale of any interest in the same, including, without limitation, advertising and marketing, and commissions or fees;

            (vii) ground rents;

            (viii) salaries, wages, or other compensation paid to:

                  (A)   employees above the level of Building Manager, or

                  (B) any partner, shareholder, officer or director of Landlord;

            (ix) expenses for repairs, replacement or improvements arising from the initial construction of the Building/buildings to the extent such expenses are either (i) reimbursed to Landlord by virtue of warranties from contractors or suppliers or (ii) result by reason of deficiencies in design or workmanship except conditions resulting from ordinary wear and tear;

            (x) accounting or legal fees incurred in tenant disputes, or in procuring tenants, or for fees not reasonably related to the operation and maintenance of the Building;

            (xi) costs for repairs to and/or maintenance of the Building or the Property to the extent the same are reimbursed to Landlord by proceeds of insurance (or the amount of reimbursement if Landlord would have maintained insurance per Landlord's requirements in the Lease), condemnation awards or other reimbursement received by Landlord;

            (xii) interest or penalties arising by reason of Landlord's failure to timely pay any Operating Costs, Taxes or Building utilities;

            (xiii) costs incurred to contain, encapsulate, remove, or remedy any hazardous or toxic wastes, materials or substances from the Building or Outside Common Areas and any tests or surveys obtained in connection therewith;

            (xiv) capital improvements to the

      Building or the Property;

            (xv) repairs or replacements to the Building or the Property which, under sound accounting principals and practices consistent with the operation of commercial office buildings, should be classified as capital expenditures (except that if any such repair or replacement is of such a nature that it should be considered under good accounting practices a deferred expense and spread over a period of not more than ten (10) years, the Operating Costs for any lease year occurring during the term shall include only the proportionate share of such deferred expenses appropriately allocated to such year);

            (xvi) costs incurred due to Landlord's violation of or failure to comply with any term or condition of this Lease or any other lease relating to the Building or any law, code ordinance or governmental rule or regulation affecting the Building or Property;

            (xvii) reserves for repairs, maintenance or replacements; or

            (xviii) the cost of any new services which were not included in the calculation of Operating Costs as of the first year of the term of the Lease, excepting that Tenant shall pay increases in the costs of any such new services over the cost incurred for such service during its first twelve (12) months of implementation at the Building.

Landlord warrants that (A) any management fee included as part of Operating Costs shall be reasonable, competitive and consistent with such fees as may be charged in the town, county and state in which the Building is located for the management of buildings of a similar nature and operations as the Building ("Management Fee"); and (B) no cost, charge or expense charged to Tenant as part of Operating Costs is or will be duplicative of any cost, charge or expense charged to Tenant under any other provision of this Lease or otherwise. Tenant acknowledges that a Management Fee equal to four percent (4%) of Landlord's gross revenues received from the operation of the Building is reasonable.

            (b) The "Base Amount" for the purposes of determining Tenant's share of increases in Operating Costs shall be determined by dividing the total

Operating Costs (including the Management Fee and Taxes for the 1999-2000 tax years) for the first twelve (12) months of the Lease term ("Base Period") by the number of rentable square feet of premises contained in the Building. As of the Commencement Date, the Building contains 139,923 rentable square feet of premises. If, during any annual period of the term after the expiration of and corresponding to the Base Period, Operating Costs per rentable square foot in the Building exceed the Base Amount, Tenant shall pay Landlord, as additional rent, an amount equal to the product obtained by multiplying the number of rentable square feet comprising the Premises by the excess Operating Costs per rentable square foot over the Base Amount. Landlord estimates that the Base Amount determined for the Base Period will be approximately Six and 40/100 Dollars ($6.40) per square foot. However, Landlord makes no representation or warranty that the same is accurate, Six and 40/100 Dollars ($6.40) being only an estimate.

            (c) Landlord shall notify Tenant once annually of the amount which Landlord reasonably estimates will be the amount payable by Tenant in accordance with paragraph (b), above, for the ensuing year, and Tenant shall pay such amounts to Landlord in twelve (12) equal monthly installments, in advance, on the first day of each month, simultaneously with payments of the rent reserved pursuant to Section I hereof. Within a reasonable period of time following the end of each annual period of the term, Landlord shall submit to Tenant a statement showing the actual amounts incurred by Landlord as set forth in paragraph (b), the amount theretofore paid by Tenant, and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. In the event any balance may be due by Tenant, Tenant shall pay said balance within thirty (30) days from the date of such statement. In the event Tenant has made any overpayment, such overpayment shall be credited by Landlord against the next installment or installments of rent which are due and payable hereunder, or if the term of this Lease has expired, such overpayment shall be refunded by Landlord to Tenant, without interest, within five (5) days after the date of such statement. Each such statement submitted by Landlord shall be final and conclusive between the parties hereto as to the matters therein set forth, if no objection is raised with respect thereto within the time period permitted by the provisions of Section 6(d), below.

            (d) Tenant shall have the right to audit Landlord's books and records with respect to all items of Operating Costs for which Landlord has billed Tenant during the preceding calendar year or accounting period, upon ten
(10) business days' advance written notice. Tenant shall have the right to conduct this audit not more than once each year to determine if the Operating Costs billed to Tenant are correct, and Landlord shall fully cooperate in such regard. If Tenant shall not conduct any such audit within twelve (12) months of the date of Tenant's receipt of the Operating Costs' statement which is the subject of such audit, then, upon the expiration of such twelve (12) month period, the respective Operating Costs' statement shall be deemed conclusive and final. If an audit discloses that Landlord has overcharged Tenant for any charge included as part of Operating Costs, Landlord shall reimburse Tenant for such overbilled amount within thirty (30) days of Tenant's written demand therefor. If the audit discloses that any charge to Tenant which is more than five percent (5%) in excess of the amount actually owed by Tenant, Landlord shall also reimburse Tenant for the costs of the audit conducted, plus interest, at the "Lease Rate" (defined in Section 11(d), below).

            (e) If any building other than the Building is now or is hereafter constructed on the Property, Landlord may operate such the Building and the other buildings located on the Property as one unit for the purpose of purchasing and providing energy and water, insurance and the common services included within Operating Costs ("Common Costs"), but specifically excluding Taxes and other items of Operating Costs reasonably allocable to a particular building (including its outside common areas) other than the Building; and provided, however, that Landlord shall equitably divide such Common Costs between the Building and the other buildings for each lease year (or partial lease year) and the allocation of such costs shall be subject to verification by Tenant at Landlord's offices.

            7. Increase in Landlord's Insurance Rates.

            Tenant will not knowingly do, or suffer to be done, anything in the Premises, or keep or suffer to be kept, anything in the Premises which will be in violation of any policy of insurance against loss by fire or other hazards, including, but not limited to, public liability, now existing or which the Landlord may hereafter place thereon, or which will prevent the Landlord from procuring such policies in companies acceptable to Landlord at standard rates. Landlord and Tenant will use commercially reasonable efforts and take all such commercially reasonable actions as may be reasonably necessary to minimize the insurance rates for the Premises and the Building.

            8A. Insurance-Indemnity (TENANT).

            (a) Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense and in the amounts specified and in the form hereinafter provided, the following types of insurance:

            (i) Public Liability and Property Damage. General Public Liability insurance covering the Premises and Tenant's use thereof against claims for personal injury or death and property damage occurring upon, in or about the Premises, such insurance to afford protection to the limit of not less than $2,000,000 arising out of any one occurrence, and against property damage to afford protection to the limit of not less than $2,000,000; or such insurance may be for a combined single limit of $2,000,000 per occurrence. The insurance coverage required under this
      Section 8-A (a)(i) shall, in addition, extend to any liability of Tenant arising out of Tenant's indemnities hereinafter provided, as well as Independent Contractors' Liability, Products/Completed Operations Liability, Personal Injury Liability and Contractual Liability.

            (ii) Boilers. If Tenant's Premises shall contain a boiler or other pressure vessel, Tenant shall carry Boiler and Machinery Insurance with a direct damage limit not less than the full value of the Building. Such insurance shall be written on a "repair and replacement" (i.e., replacement cost) basis.

            (iii) Tenant Improvements and Property Insurance covering all leasehold improvements and other improvements installed by Tenant upon the Premises, trade fixtures and personal property from time to time in, on or upon the Premises and any alterations, improvements, additions or changes made by Tenant thereto in an amount not less than one hundred percent

      (100%) of their full replacement cost from time to time during the Lease term, providing protection against perils included within the standard Maryland form of fire and extended coverage insurance policy, together with insurance against sprinkler leakage or other sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance, so long as this Lease shall remain in effect, shall be held in trust by Tenant's insurance company first for the repair, reconstruction, restoration or replacement of the property damaged or destroyed. Tenant may self-insure the coverages required to be carried pursuant to this
      Section 8-A(a)(iii) or such coverages may be obtained by an endorsement on a blanket insurance policy covering other of Tenant's offices and/or stores.

            (iv) Plate Glass. Plate glass insurance covering all plate glass in the Premises. Tenant may elect to self-insure the coverages required to be carried pursuant to this Section 8-A(a)(iv) or such coverages may be obtained by an endorsement on a blanket insurance policy covering other of Tenant's offices and/or stores. Tenant shall be and remain liable for the repair and restoration of all such plate glass from delivery of the Premises to Tenant through the Expiration Date or earlier termination of this Lease; unless any damage or disrepair of the plate glass shall be due to or has arisen out of any act or omission of Landlord, Landlord's agents, employees or contractors, in which case(s), Landlord shall be responsible for the repair and restoration of such plate glass, at Landlord's expenses.

            (b) All policies of insurance to be provided by Tenant under Section 8-A(a)(i), above, shall be issued in form reasonably acceptable to Landlord by insurance companies with general policyholder's rating of not less than (A-) and a financial rating of class IX or greater, as rated in the most current available "Best's" Insurance Reports, and qualified to do business in Maryland. Each such policy shall be issued in the names of Landlord and Tenant. Said policies shall be for the mutual and joint benefit and protection of each of said parties and executed copies of each such policy of insurance or a certificate thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises to Tenant and thereafter at least fifteen
(15) days prior to the expiration of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall contain a provision that the company writing said policy will give to Landlord at least thirty (30) days' notice in writing in advance of any cancellations, or lapse, or the effective date of any reduction in the amounts of insurance. In the event Tenant shall fail to promptly furnish any insurance herein required, and such failure shall continue for more than ten
(10) days following Tenant's receipt of written notice from Landlord of such failure, then Landlord may effect the same for a period not exceeding one (1) year and Tenant shall promptly reimburse Landlord within ten (10) days of written invoice, including supporting documentation and a copy of the policy so purchased by Landlord, as additional rent, the premium so paid by Landlord. All such public liability, property damage and other casualty policies shall be written as primary policies which do not contribute to and are not in excess of coverage which Landlord may carry. All such public liability and property damage policies shall contain a provision that Landlord shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of negligence of Tenant. Any insurance provided for may be affected by a policy or policies of blanket insurance, covering additional items or locations; provided, however, that (i) Landlord shall be named as an additional insured thereunder, as its interests may appear; (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance; (iii) any such policy or policies (except any covering the risks referred to in paragraph (a) (i) above), shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the total insurance allocated to the "Tenant Improvements and Property" more specifically detailed in paragraph (iii), above; and (iv) the requirements set forth herein are otherwise satisfied. Any insurance policies herein required to be procured by Tenants shall contain an express waiver of any right of subrogation by the insurance company against the Landlord.

            (c) Tenant shall, and does hereby, indemnify and hold harmless Landlord from and against any and all liabilities, fines, claims, damages and actions, costs and expenses of any kind or nature (including reasonable attorneys' fees) and of anyone whatsoever (i) relating to or arising from the use and occupancy of the Premises by Tenant; (ii) due to or arising out of any mechanic's lien filed against the Premises, the Building, or any part thereof, for labor performed or for materials furnished to Tenant, or (iii) due to or arising out of any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed or performed by Tenant, unless such damage or injury shall be occasioned by the negligence or willful act or omission of the Landlord, Landlord's agents, employees, or contractors, in which event, Landlord shall indemnify, defend and hold harmless Tenant to the extent of such negligence or willful act or omission.

            8B. Insurance-Indemnity (LANDLORD).

            (a) Landlord covenants and agrees that at all times during the term of this Lease and any and all extensions and renewals thereof, Landlord will carry and maintain the following types of insurance:

            (i) a policy or policies of commercial general liability insurance in the amount of not less than Two Million Dollars ($2,000,000) combined single limit in any one accident. Landlord's insurance shall name Tenant as an additional insured against any and all damages and liability on account of or arising out of injuries to or the death of persons, or for property damage, occurring in the Building or at the Property, outside of the Premises. Said policy shall include contractual liability insurance recognizing the liability assumed in Section 8-B(d) hereof, contain a cross-liability endorsement. The insurer of such insurance shall be licensed to do business within the state in which the Premises are located, and be rated at least (A-), with a financial rating of class IX or greater, as rated in the most current available Best's Insurance Reports, or equivalent.

            (ii) an "all risk" (or special form causes of loss) policy of insurance, insuring all improvements in the Building and on or at the Property. Such insurance shall be in the amount of the full replacement cost (excluding foundations), and shall provide that the proceeds of any loss shall be payable in the manner provided for in this Lease. The insurer of such insurance shall be licensed to do business within the state in which the Premises are located, and be rated at least (A-), with a financial rating of class IX or greater, as rated in the most current available Best's Insurance Reports, or equivalent.

            (b) Landlord shall deliver to Tenant certificates of insurance evidencing the existence in force of the policies of insurance described in this
Section 8-B. Each of the certificates shall provide that such insurance shall not be canceled or materially amended unless thirty (30) days' prior written notice of such cancellation or amendment is given to the party designated on such certificate as the holder thereof.

            (c) Landlord shall indemnify, defend, protect and hold Tenant harmless from and against any and all liabilities, fines, claims, damages, losses and actions, costs and expenses of any kind or nature (including reasonable attorneys' fees) and of anyone whatsoever, resulting from the injury to or death of any person or the loss or damage to any merchandise or property arising out of (a) Landlord's breach of this Lease or (b) the acts, omissions or negligence of Landlord, or of Landlord's agents, employees or contractors, except to the extent such damage, liability, loss or expenses are the result of negligence or willful misconduct of Tenant or its authorized agents, employees or contractors.

            8C. Miscellaneous Insurance and Indemnity Clauses

            (a) The parties release each other, and their respective authorized representatives, from any claims for loss of or damage to the Building or to any property in or about the Building and/or the Property to the extent covered by the insurance required to be carried by Tenant and Landlord pursuant to Sections 8-A and 8-B, above, respectively. Landlord and Tenant shall each have their insurance policies issued in such form as to waive any right of subrogation which might otherwise exist.

            (b) In case either Landlord or Tenant shall, without fault on its part, be made a party to any litigation commenced by or against the other, then such each party agrees to protect and hold the party without fault harmless and to pay all costs, expenses and reasonable attorney's fees incurred or paid by such party in connection with such litigation. The prevailing party shall be entitled to recover all costs, expenses and reasonable attorney's fees that may be incurred or paid thereby in enforcing the covenants and agreements in this Lease, regardless of whether the action or proceeding is prosecuted to judgment.

            9. Alterations.

            Tenant shall not make any alterations to the Premises, or any part thereof, other than interior, non-structural alterations costing less than ten thousand dollars ($10,000) in each instance, without prior written consent of Landlord in each instance first has and obtained, which consent shall not be unreasonably withheld, conditioned or delayed. If Tenant shall desire to make alterations requiring Landlord's consent, plans for the same shall first be submitted to and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), and all work and installations shall be performed by Tenant at its own expense in accordance with approved plans. Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the Building shall not be impaired, and that no liens shall attach to the Premises by reason thereof. Tenant agrees to obtain, at Tenant's expense, all permits required for such alterations.

            10. Ownership of Alterations.

            Upon the Expiration Date or earlier termination date of this Lease, all permanently attached alterations, additions and improvements (excepting Tenant's Personal Property, hereinafter defined) installed in, on or about the Premises (collectively, "Permanent Leasehold Improvements") shall become part of the Building and the property of Landlord; provided, however, that the foregoing shall not apply to Tenant's equipment, furniture and trade fixtures, nor to any items of personal property (all of the foregoing, collectively, "Tenant's Personal Property"), which Tenant may, and, if Landlord so requires, shall, at Tenant's expense, remove from the Premises no matter how attached, so long as Tenant shall any damage to the Premises caused by said removal. Tenant shall promptly pay any franchise, minor privilege or other tax or assessment resulting directly or indirectly from any alterations or improvements made by Tenant to the Premises. Tenant shall repair promptly, at its own expense, any damage to the Premises or Building caused by bringing into the Premises any property for Tenant's use, or by the installation of removal of such property, unless such damage shall be caused by or shall have arisen out of the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors.

            11. Repairs and Maintenance.

            (a) Except as expressly provided in Exhibits B and B-1, or otherwise by the provisions of this Lease, Landlord shall be under no liability, nor have any obligation to do any work or make any repairs in or to the Premises, and any work which may be necessary to outfit the Premises for Tenant's occupancy or for the operation of Tenant's business therein is the sole responsibility of Tenant and shall be performed by Tenant at its own cost and expense. Tenant acknowledges that it has fully inspected the Premises prior to the execution of this Lease, and Tenant further acknowledges that Landlord has made no warranties or representations with respect to the condition or state of repairs of the Premises except as may be expressly contained in this Lease.

            (b) Tenant, at Tenant's sole expense, shall except for services furnished by Landlord pursuant to Section 3 hereof and repairs as may be necessitated by the negligence or willful misconduct of Landlord, Landlord's agents, employees or contractors, maintain the Premises in good order, condition, and repair, including the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, all exposed plumbing fixtures, exposed electrical wiring, switches and fixtures, building standard furnishings and special items and equipment installed in the Premises by or at the expense of Tenant.

            (c) Tenant shall be responsible for all repairs and alterations in and to the Premises and Building and the facilities and systems thereof, the need for which arises out of (i) Tenant's use or occupancy of the Premises; (ii) the installation, removal, use or operation of Tenant's property in the Premises; (iii) the moving of Tenant's property into or out of the Building; or
(iv) any act, omission, misuse or negligence of Tenants, its agents, contractors or employees; provided, however, that Tenant shall be under no obligation to make any repair or alteration requiring any capital improvements, modification(s) to or change(s) in the Buildings Systems or any structural alteration of or in connection with the Premises, such repair or alteration is required by reason of a condition which has been created by, or at the instance of, Tenant.

            (d) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord may give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work (within thirty (30) days of Tenant's receipt of Landlord's notice, except in the event of an emergency, in which case Landlord or its designated agents, may enter the Premises at any time, notwithstanding the notice provisions of this Section, to perform such work as Landlord deems reasonably necessary to alleviate any immediate danger to persons or property) and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any reasonable amount so expended by Landlord shall be paid by Tenant within thirty (30) days after written demand therefor, including reasonable supporting evidence of the expenses, with interest from the date of such work, at a rate equal to four percentage points (4%) above the prime commercial rate of interest then being charged by First National Bank of Maryland (herein, "Lease Rate"). Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work, except to the extent of damage resulting from the negligence or willful misconduct of Landlord or of Landlord's agents, employees or contractors.

            (e) Tenant shall not knowingly place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord's structural engineer. The maximum load per square foot of the Premises is eighty (80) pounds. Landlord reserves the right to consult with its structural engineer if necessary, in Landlord's reasonable opinion, to resolve any questions concerning this matter, in which event the written determination of the engineer, certified to Tenant as true and correct, shall be conclusive and the cost of any such determination shall be paid for by Landlord, unless the load placed on the floor of the Premises is shown to exceed any permitted floor load of which Tenant has received actual written notice from Landlord, in which case Tenant shall pay the reasonable cost of the engineer's inspection of the Premises. Landlord may not conduct any such inspection more than once during any twenty-four (24) month period except upon a good faith belief that the load placed upon the Premises' floor by Tenant exceeds the maximum floor load. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree so as to create a nuisance to other Building tenants.

            (f) Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or required by law to make in or to any portion of the Building or the Premises, unless such inconvenience, annoyance, interruption or injury is the result of or arises out of (i) Landlord's negligence or willful misconduct, or that of Landlord's agents, employees or contractors, or (ii) Landlord's or its agents' employees' or contractors' failure to perform the repairs or changes in a careful and workmanlike manner, diligently and continuously prosecuted to completion once commenced. Landlord shall, nevertheless, use reasonable efforts to minimize any interference with Tenant's business in and reasonable access to and from the Premises.

            (g) Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises, and of which Tenant has notice.

            (h) Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in good condition, except for normal wear and tear and casualty. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment shall be repaired by Tenant at Tenant's expense. Landlord shall bill Tenant, as promptly as is practicable, for the reasonable and actual costs paid by Landlord of any cleanup and/or repairs to the Premises necessitated by Tenant's failure to comply with the provisions of this Section 11(h), and such costs shall constitute additional rental due and payable hereunder notwithstanding any expiration or termination of this Lease.

            12. Default.

            (a) Any of the following events shall constitute an Event of Default by Tenant:

            (i) If the rent (basic or additional) shall be in arrears, in whole or in part, and the same shall continue for more than five (5) business days following written notice thereof from Landlord; or

            (ii) If Tenant shall have failed to perform or comply with any other term, condition, or covenant of this Lease on its part to be performed or complied with, for a period of thirty (30) days after notice of such failure from Landlord; provided, however, that if the cure of Tenant's failure shall be of such a nature so as to reasonably require more than thirty (30) days to complete, Tenant shall not be deemed in default of this Section 12(a)(ii) of the Lease if Tenant commences the cure within such thirty (30) day period, and shall thereafter diligently prosecute the cure to completion within a reasonable time; or

            (iii) INTENTIONALLY DELETED;

            (iv) If there shall occur an Act of Bankruptcy, as defined in
      Section 38 hereof; or

            (v) If Tenant's leasehold interest under this Lease is sold under execution, attachment or decree of court to satisfy any debt of Tenant and the same is not discharged or dismissed within ten (10) days of Tenant's receipt of notice thereof, or if any lien (including a mechanic's lien) is filed against Tenant's leasehold interest and is not discharged within ten
      (10) days after Tenant's receipt of notice thereof.

            (b) In the event of an Event of Default as defined in paragraph (a) hereof, Landlord, in addition to any and all legal and equitable remedies it may have, shall have the following remedies:

            (i) INTENTIONALLY DELETED;

            (ii) At any time after an Event of Default, upon ten (10) days' written notice, to declare this Lease terminated and re-enter the Premises with legal process; and in such event Landlord shall have the benefit of all provisions of law now or hereafter in force respecting the speedy recovery of possession from Tenant's holding over or other legal proceedings giving Landlord the right of re-entry.

            Notwithstanding such reentry and/or termination, Tenant shall immediately be liable to Landlord for the sum of the following: (a) all rent and additional rent then in arrears, without apportionment to the termination date;
(b) all other liabilities of Tenant and actual damages sustained by Landlord as a result of the Event of Default, including, but not limited to, the reasonable costs of reletting the Premises and any broker's commissions payable as a result thereof; provided, however, that (i) Landlord's recovery of costs hereunder with respect to and incurred in connection with altering and otherwise preparing the Premises for reletting shall not be greater than the actual cost to Landlord of restoring the Premises to good order and condition and making improvements in accordance with Landlord's standard building improvements, but shall not include the cost of any specialized improvements or alterations for a specific tenant's use or business operations, and (ii) Tenant shall be obligated to pay only that portion of any broker's commission equal to the product of the reasonable, market broker's commission multiplied by a fraction, the numerator of which is equal to the number of months which would have remained in the term of the Lease had the Lease not been terminated by Landlord (excluding any renewal terms not yet exercised by Tenant), and the denominator of which is equal to the total number of months of the term of the Lease, including only those renewal term(s) exercised by Tenant as of the date of termination by Landlord; (c) all of Landlord's costs and expenses (including reasonable court fees) in connection with such Event of Default and recovery of possession; (d) present value (calculated using a discounted rate of ten percent) of the difference between the rent reserved under this Lease for the balance of the term and the fair rental value of the Premises for the balance of the term to be determined as of the date of reentry; or at Landlord's option in lieu thereof, Tenant shall pay the amount of the rent and additional rent reserved under this Lease at the times herein stipulated for payment of rent and additional rent for the balance of the term, less any amount received or receivable by Landlord during such period from others to whom the Premises may be rented on such terms and conditions and at such rentals as Landlord, in its business judgment, shall deem proper; and (e) any other damages recoverable by law. In the event Landlord brings any action against Tenant to enforce compliance by Tenant with any covenant or condition of this Lease, including the covenant to pay rent, and it is judicially determined that Tenant has defaulted in performing or complying with any such covenant or condition, then and in such event, Tenant shall pay to Landlord all costs and expenses incurred by Landlord in bringing and prosecuting such action against Tenant, including Landlord's reasonable attorney's fees.

            (c) In the event Tenant fails to pay Landlord any rental payment or other charge due hereunder within five (5) days from the date any such payment was due, Landlord may, at its option, charge Tenant a late charge equal to ten percent (10%) of the rental payment or other such charge, which late charge shall be collectible as additional rent and shall be payable by Tenant to Landlord within five (5) business days after written notice from Landlord to Tenant assessing the same. In addition, any such rental payment or other charge which is delinquent for five (5) days or more, shall bear annual interest from the date on which same was due at the Lease Rate. Anything contained in the foregoing to the contrary notwithstanding, Tenant shall not be obligated to pay the foregoing late charge or interest with respect to the first late payment hereunder occurring during the initial term and during any Renewal Term; provided, however, that Landlord receives said payments within five (5)business days of Tenant's receipt of written notice from Landlord that the same are past due.

            13. Damage or Destruction.

            (a) If, during the Lease term, the Premises are damaged by fire or other casualty, but not to the extent that Tenant is prevented reasonable access to and from the Premises, or from carrying on its normal business operations in the Premises, Landlord shall promptly cause such damage to be repaired; if such damage renders a substantial portion of the Premises untenantable, the rent reserved hereunder shall be reduced during the period of its untenantability proportionately to the amount by which the area so rendered untenantable bears to the entire gross rentable area of the Premises, and such reduction shall be apportioned from the date of the casualty to the date when the Premise are rendered fully tenantable. Landlord shall promptly commence repairs to and/or restoration and rebuilding of the Premises, and thereafter diligently and continuously prosecute the same to completion within a reasonable period of time. Notwithstanding the foregoing, in the event such fire or other casualty damages or destroys any of Tenant's leasehold improvements, alterations, betterments, fixtures or equipment other than those which comprised any part of Landlord's Work, Tenant shall cause the same to be repaired or restored at Tenant's sole cost and expense and Landlord shall have no liability for the restoration or repair thereof.

            (b) If, during the Lease term, the Premises or a substantial portion of the Building are rendered wholly untenantable as the result of fire, the elements, unavoidable accident or other casualty, Landlord shall have the option either to restore the Premises to their condition immediately prior to the casualty or to terminate this Lease, such option shall be exercised by Landlord by written notice to Tenant within thirty (30) days after the fire, accident or casualty. If Landlord elects to restore the Premises, such restoration shall be completed as promptly as reasonably possible and the rent reserved hereunder shall abate until the Premises are again rendered tenantable.

            (c) The foregoing notwithstanding, Tenant shall have the right to terminate this Lease (i) if Landlord shall not have Substantially Completed restoration of the Premises, and reasonable access thereto, within one-hundred and fifty (150) days of the date of damage, such termination to be upon written notice to Landlord following the expiration of said one hundred and fifty (150) days, but prior to Substantial Completion, or (ii) in the case of damage or casualty to the Premises or any portion of the Building or Property which either renders a substantial portion of the Premises untenantable or which materially impairs Tenant's use of or access to the Premises, such damage or casualty occurring during the final twelve (12) months of the term of this Lease, as extended, such termination to be upon written notice to Landlord and effective as of the date which is the later to occur of (A) the date of damage and (B) the date set forth in Tenant's notice as the effective date of the termination.

            14. Possession.

            In case this Lease provides for a specifically designated commencement date, and if possession of the Premises, in whole or in part, cannot be given to Tenant on or before such commencement date, Landlord agrees to abate the rent proportionately until possession is given to Tenant, and Tenant agrees to accept such pro rata abatement as liquidated damages for the failure to obtain possession on the commencement date herein specified. The parties hereto covenant and agree that if the term of this Lease commences on a date other than the date herein specified, they will, upon the request of either of them, execute an agreement in recordable form setting forth the new commencement and termination dates of the Lease term. Landlord, at its sole cost and expense, shall undertake and diligently prosecute to completion, subject to delays as hereinafter provided, leasehold improvements in accordance with plans and specifications attached hereto and made a part hereof as Exhibit B-1. All such work shall be performed in a workmanlike manner and shall conform to all applicable governmental codes, laws and regulations in force at the time such work is completed. Under no circumstances shall Landlord be under any liability for failure to deliver possession of the Premises to Tenant on the date herein specified, except as specifically hereinafter provided: If Landlord's Work is not Substantially Complete, or if Tenant has not received Landlord's Notice of Substantial Completion, by the expiration of one hundred and fifty (150) days following the Lease Date, then, until Tenant shall receive notice from Landlord that Landlord's Work is Substantially Complete, Tenant shall have the option to terminate this Lease upon written notice to Landlord. Upon Landlord's receipt of any such notice of termination from Tenant, this Lease shall terminate and be of no further force or effect, and Landlord and Tenant shall thereupon be automatically released from any and all liability to the other under and/or in connection with this Lease.

            15. Exterior of Premises - Signs.

            (a) Landlord, at Landlord's sole cost and expense, shall provide Tenant with identification signage to be located adjacent to or on the exterior of the door at the main entrance to the Premises in accordance with Tenant's plans and specifications, as approved by Landlord, and on the Building directory in the main lobby or entrance thereof. Tenant shall further have the right to place identity signage inside the Premises, visible from the Common Areas of the Building, consistent with that of other tenants of the Building. Except as heretofore permitted, Tenant covenants and agrees that it will not place or permit any window display, sign, billboard, marquee, lights, awning, poles, placard, advertising matter, or other thing of any kind, in or about the exterior of the Premises or the Building, nor paint or make any change in, to or on the exterior of said Premises to change the uniform architecture, paint or appearance of the Building, without in each such instance obtaining the prior written consent of Landlord and, if applicable and required, of any owners' association or similar entity which may govern the use of Columbia Corporate Park. In the event such consent is given, Tenant agrees to pay any minor privilege or other tax levied by a governmental agency or body with appropriate jurisdiction as a result of any such installation immediately when due. Tenant shall obtain, at Tenant's expense, all permits required for such installation. Tenant further agrees to maintain any sign, billboard, marquee, awning, decoration, placard, or advertising matter or other thing of any kind as may be approved by Landlord in good condition and repair at all times.

            (b) Tenant further covenants and agrees not to pile or place anything on the sidewalk, parking lot or other exterior portion of the Premises or Building in the front, rear or sides of the Building, not block any sidewalk, parking lot or other exterior portion of the Premises or Building, not do anything that directly or indirectly will interfere with any of the rights of ingress or egress from any other tenant, not do anything which will, in any way, change the uniform and general design of the Building or the Property. Landlord covenants that it will not discriminate against Tenant in the enforcement of the foregoing provisions of this Section 15.

            16. Relocation.

            Landlord reserves the right at its option and at Landlord's sole cost and expense, to relocate the Premises hereby leased to another area within the Building or group of buildings in the Columbia Corporate Park, provided: (i) such new location shall be located in the Building, or a building in the Park of similar quality, age and with similar amenities; (ii) the new premises shall be comparable to the Premises hereby leased with respect to access, size (and in no event smaller than the Premises), design, quality and leasehold improvements (including any upgraded improvements in or at the Premises as of the date Tenant's receipt of Landlord's notice of relocation) (collectively, all improvements, finishings, fixtures, etc. existing in or at the Premises as of such date are herein called "Required Relocation Improvements"); (iii) Landlord gives Tenant three (3) full calendar months' prior written notice of such relocation; and (iv) Landlord shall prepare the new premises for Tenant's occupancy at Landlord's sole cost and expense by performing all items of Landlord's Work as set forth in Exhibit "B-1" hereof, as well as making Required Relocation Improvements to the new premises; (v) Landlord pays the expenses of moving Tenant's furnishings, fixtures and equipment, including Tenant's telephone and computer systems, as well as the reasonable cost to Tenant of new business letterhead and stationary and reasonable advertising required due to Tenant's change of address; and (vi) the leasing of the new premises shall be upon all the same terms and conditions of this Lease and shall not in any way affect the obligations or duties of either party hereunder, including the fact that Tenant's minimum rent or share of Operating Costs may not be increased, even if the new premises contained more rentable square feet than the Premises.

            17. For Rent Signs.

            Landlord shall have the right to place one (1) "For Rent" sign of reasonable size, on any portion of said Premises (excepting on or otherwise obstructing Tenant's signage) for six (6) months prior to termination of this Lease (as extended). During such six-month period, Landlord may show the Premises and all parts thereof to prospective tenants upon twenty-four (24) hours prior notice to Tenant, and then on business days between the hours of 8:00 a.m. and 6:00 p.m. Tenant reserves the right to require that Landlord and the prospective tenants) be accompanied by Tenant's designated representatives at all times during any showing.

            18. Water and Other Damage.

            Except as herein provided, Landlord shall not be liable for, and Landlord is hereby released and relieved from all claims and demands of any kind by reason of or resulting from damage or injury to person or property of Tenant or any other party, directly or indirectly caused by (a) dampness, water, rain or snow, in any party of the Premises or in any part of any other property of Landlord or of others, and/or (b) falling plaster, steam, gas, electricity or any leak or break in any part of the Premises or from any pipes, appliances or plumbing or from sewers or the street or subsurface or from any other place or any part of any other property of Landlord or in the pipes of the plumbing or heating facilities thereof, unless the damage or injury (i) result from or out of, or have arisen out of (A) Landlord's failure to maintain the Property, the Building, the Building

Systems, or any portions thereof as required by the terms of this Lease, (B) Landlord's negligence or willful misconduct, or the negligence or willful misconduct of Landlord's agents, employees or contractors, or (ii) are covered by the insurance required to be carried by Landlord by the terms of this Lease.

            19. Right of Entry.

            Landlord and its agents, servants, employees, including any builder or contractor employed by Landlord shall have the right, upon two (2) business days prior notice to Tenant, at reasonable times on business days during Tenant's normal hours of operation, to enter and inspect the Premise or any part thereof, and at the option of Landlord, upon at least five (5) business days prior notice, to make such reasonable repairs in the Premises as Landlord may deem reasonably necessary, except in the event of an emergency, in which case Landlord or its designated agents, may enter the Premises at any time, notwithstanding the notice provisions of this Section, to perform such work as Landlord deems reasonably necessary to alleviate any immediate danger to persons or property.

            20. Termination of Term.

            It is agreed that the term of this Lease shall expire and terminate at the end of the original term hereof (or at the expiration of the last renewal term, if this Lease contains a renewal option and the same is properly exercised), without the necessity of any notice by or to any of the parties hereto, unless otherwise provided herein. If Tenant shall occupy the Premises after such expiration or termination, it is understood that Tenant shall hold the Premises as a tenant from month-to-month, subject to all the other terms and conditions of this lease, at an amount equal to one and one-half times the highest monthly rental installment reserved in this Lease. Landlord shall, upon such expiration or termination of this Lease, be entitled to the benefit of all public general or local laws relating to the speedy recovery of possession of lands and tenements held over by tenants that may be now in force or may hereafter be enacted, subject to all the terms and conditions of this Lease.

            21. Condemnation.

            (a) If, during the term of this Lease, all or a substantial part of the Premises shall be taken by police power or under power of eminent domain, this Lease shall terminate as of, and the rent (basic and additional) shall be apportioned to and abate from and after, the effective date of taking. Except as hereinafter set forth, Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord. For the purposes of this paragraph, "a substantial part of the Premises" shall mean such part that the remainder thereof is rendered inadequate for Tenant's business and that such remainder cannot practicably be repaired and improved so alto be rendered adequate to permit Tenant to carry on its business with substantially the same efficiency as before the taking.

            (b) If, during the Lease term, less than a substantial part of the Premises (as hereinabove defined) is taken by police power or under power of eminent domain, this Lease shall remain in full force and effect according to its terms; and Tenant shall have no right to participate in any award or damages for such taking and tenant hereby assigns all of its right, title and interest in and to the award to Landlord. In such event Landlord shall, at its expense, promptly make such repairs and improvements as shall be necessary to make the remainder of the Premises adequate to permit Tenant to carry on its business to substantially the same extent and with substantially the same efficiency as before the taking; provided that in no event shall Landlord be required to expend an amount in excess of the award received by Landlord for such taking. If, as a result of such taking, any part of the Premises is rendered permanently unusable, the basic annual rent reserved hereunder shall be reduced in such amount as may be fair and reasonable, which amount shall not exceed the proportion which the area so taken or made unusable bears to the total area which was usable by Tenant prior to the taking. If the taking does not render any part of the Premises unusable, there shall be no abatement of rent.

            (c) For purposes of this section, "taking" shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As hereinabove used, the words "award or damages" shall, in the event of such sale or settlement, include the purchase or settlement price.

            (d) Nothing herein shall be deemed to prevent Tenant from claiming and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant's own tangible property, equipment and/or trade fixtures, any leasehold improvements constructed by Tenant, and such amount as may be payable by statute or ordinance or otherwise recoverable by Tenant toward Tenant's damages for Tenant's loss of or interruption and/or damage to business, removal and relocation expenses.

            22. Subordination.

            This Lease shall be subject to and subordinate at all times to the lien of any existing mortgages and/or deeds of trust upon the Building and/or the Property, unless the mortgagee or holder of the deed of trust elects to have Tenant's interest hereunder superior to the interest of the mortgagee or holder of such deed of trust. This subordination provision shall be self-operative and no further instrument of subordination shall be required. Tenant agrees to execute any documents reasonably necessary, subsequent to the execution of this Lease, which are required to effect such subordination. Landlord covenants to use its best efforts to obtain from each of such parties (and each lessor or other person whose interest in the Building and/or the Property is paramount to Landlord's, if any) (each a "Security Holder") within sixty (60) days of the date of execution hereof, an agreement executed and acknowledged by the Security Holder, and otherwise in form reasonably acceptable to Tenant, wherein the Security Holder (i) acknowledges this Lease and Tenant's rights hereunder, and
(ii) agrees that so long as no Event of Default shall occur and continue, such Security Holder shall not disturb the tenancy hereby created (any such agreement herein called a "Non-Disturbance Agreement"). The Non-Disturbance Agreement shall be delivered to Tenant and, at Tenant's option, duly recorded in the appropriate public office. Tenant shall, upon Landlord's request, subordinate this Lease to any future lien placed by Landlord upon the Building and/or the Property, provided that such lien holder executes, acknowledges and delivers to Tenant a Non-Disturbance Agreement in form reasonably acceptable to Tenant.

            23A. Landlord's Right to Perform Tenant's Covenants.

            If Tenant shall fail to perform any covenant or duty required of it by this Lease or by law, and such failure shall continue for more than thirty
(30) days following written notice from Landlord detailing the nature of such failure (or, if the cure of Tenant's failure shall be of such nature so as to reasonably require more than thirty (30) days, then such reasonably extended period of time, so long as the cure has been commenced within such thirty-day period, and is being diligently prosecuted as herein required), then, upon a final notice to Tenant (which may be via telefacsimile to Tenant's representative pursuant to Section 42-A, below) given after the expiration of such thirty-day period, as extended, Landlord shad have the right (but not the obligation) to perform the same, and if reasonably necessary to enter the Premises for such purposes. The foregoing notwithstanding, if the nature of Tenant's failure to perform is, in Landlord's reasonable judgment, of such nature that its continuation without repair will create an immediate danger to the health or safety of individuals and/or create an immediate danger of additional damage to and/or waste of the Premises and/or other property, Landlord shall have the right to immediately take whatever actions are reasonably necessary to alleviate such danger, the notice requirements of this Section notwithstanding. The reasonable and out-of-pocket cost to Landlord of any repairs or other work performed pursuant to the provisions of this Section shall be deemed to be additional rent hereunder payable by Tenant, shall be due and payable by Tenant within thirty (30) days after written demand, including reasonably supporting documentation, and Landlord shall have the same rights and remedies with respect to such additional rent as Landlord has with respect to the rental reserved hereunder.

            23B. Tenant's Right to Perform Landlord's Covenants.

            If Landlord fails to perform any of Landlord's obligations pursuant to this Lease, Tenant shall give Landlord notice specifying in what manner Landlord has so failed (any such failure a "Landlord Default") and, if such Landlord Default shall continue for more than thirty (30) days after Landlord's receipt of Tenant's notice thereof, or to thereafter diligently and continuously pursue the cure to completion within thirty (30) days (or, if the nature of the Landlord Default shall be of such nature so as to reasonably require more than thirty (30) days, then within such reasonably extended period of time, so long as the cure is commenced within such thirty day period, and is being diligently prosecuted as herein required), then, upon a final notice to Landlord (which may be given to Landlord's representative via facsimile pursuant to the provisions of Section 42-B, below), Tenant may cure such Landlord Default. If Tenant cures the Landlord Default as permitted hereby, Landlord shall reimburse Tenant for the reasonable, out of pocket expenses incurred by Tenant in completing such cure within thirty (30) days following Landlord's receipt of Tenant's invoice, including reasonable supporting documentation of all amounts. If Landlord fails to timely pay Tenant the invoiced amounts, the unpaid amount shall accrue interest at the Lease Rate from and after the expiration of the thirty (30) day period until paid in full. The foregoing notwithstanding, if the Landlord Default is, in Tenant's reasonable judgment, of such nature that its continuation without repair will create an immediate danger to the health or safety of individuals and/or create an immediate danger of additional damage to and/or waste of the Premises and/or other property, Tenant shall have the right to immediately take whatever actions reasonably necessary to alleviate such danger, the notice requirements of this Section notwithstanding.

            24. Attornment.

            (a) If Landlord assigns this Lease or the rents hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, pay all sums thereafter becoming due to Landlord hereunder either to Landlord or to such assignee, as required by such notice. Tenant shall and hereby is released from all liability to Landlord for any sums paid to any such assignee. Tenant shall also, upon receipt of such notice, have all policies of insurance required hereunder endorsed so as to protect the assignee's interest as it may appear and shall deliver such policies, or certificates thereof, to the assignee.

            (b) In the event the Premises are sold at any foreclosure sale or sales, by virtue of any judicial proceedings or otherwise, this Lease shall continue in full force and effect and Tenant agrees, upon receipt by Tenant of an express written assumption of all of the obligations of "Landlord" hereunder by all such purchaser(s), to attorn to and acknowledge the foreclosure purchaser or purchasers at such sale as the landlord hereunder.

            25. Non-Waiver of Future Enforcement.

            The receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance of performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease, including the provision breached. No failure on the part of Landlord or of the Tenant to enforce any covenant or provision herein contained nor any waiver of any right hereunder by Landlord or Tenant shall discharge or invalidate such covenant or provision or shall affect the right of Landlord or Tenant to enforce the same in the event of any subsequent default. The receipt by Landlord of any rent or any sum of money or any other consideration hereunder paid by Tenant after the termination, in any manner, of the term herein demised, or after the giving by Landlord of any notice hereunder to effect such termination, shall not reinstate, continue or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Landlord to Tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee during the term herein demised shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such surrender.

            26. Personal Property Taxes.

            Tenant shall be responsible for and shall pay any taxes or assessments levied or assessed during the term of this Lease against any leasehold interest of Tenant or personal property or trade fixtures of Tenant of any kind, owned by Tenant or placed in, upon or about the Premises by Tenant.

            27. Recordation of Lease.

            This Lease shall not be recorded. However, both parties hereto agree that it will, upon request by the other, execute a memorandum of this Lease in a form suitable for recording under applicable Maryland law. The party requesting such Memorandum of Lease shall pay all costs of recordation, including any transfer or recordation taxes thereon.

            28. Notices.

            Any notice required by this Lease shall be sent by certified mail, postage prepaid, return receipt requested, or via a nationally recognized courier service (against a signed receipt) to Landlord at:

            MERRITT-CCP III, LLC
            c/o Merritt
            2066 Lord Baltimore Drive
            Baltimore, Maryland 21244.

            Any notice required by this Lease shall be sent by certified mail, postage prepaid, return receipt requested, or via a nationally recognized courier service (against a signed receipt) to Tenant at:

            APPLIED THEORY CORPORATION
            125 Elwood Davis Road
            Liverpool, New York 13088
            Attention:  Terri Kennett

      With a copy to:
      --------------

            APPLIED THEORY CORPORATION
            1500 Broadway, Suite 300
            New York, New York 10036
            Attention: Diane Barker

      and to Tenant at the Premises:
      -----------------------------

            8830 Stanford Blvd. Suite 402
            Columbia, MD 21045

            Either party may, at any time, and from time to time, designate in writing a substitute address for that set forth above, and thereafter all notices to such party shall be sent by to such substitute address.

            29. Waiver of Jury Trial.

            LANDLORD AND TENANT WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM, OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER APPLIES TO ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS AND PROCEEDINGS, INCLUDING PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY LANDLORD AND TENANT AND BOTH PARTIES ACKNOWLEDGES THAT NEITHER PARTY, NOR ANY PERSON ACTING ON

BEHALF OF THEREOF, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LANDLORD AND TENANT FURTHER ACKNOWLEDGE THAT EACH HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, IN THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. LANDLORD AND TENANT EACH FURTHER ACKNOWLEDGE THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER.

            30. Severability.

            If any term, clause or provision of this Lease is declared invalid by a court of competent jurisdiction, the validity for the remainder of this Lease shall not be affected thereby but shall remain in full force and effect.

            31. Non-Waiver.

            It is understood and agreed that nothing herein shall be construed to be a waiver of any of the terms, covenants or conditions herein contained, unless the same shall be in writing, signed by the party to be charged with such waiver, and no waiver of the breach of any covenant herein shall be construed as a waiver of such covenant or any subsequent breach thereof. No mention in this Lease of any specific right or remedy shall preclude either party from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity.

            32. Successors and Assigns.

            (a) Except as herein provided, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord its successors and assigns; shall be binding upon Tenant, its successors and assigns (including without limitation any trustee in bankruptcy or debtor-in-possession, and any assignee of the same); and shall inure to the benefit of Tenant and only such assignees of Tenant to whom an assignment by Tenant has been consented to in writing by Landlord, to the extent such consent is specifically herein required.

            In the event more than one person, firm or corporation is named herein as Tenant, the liability of all parties named herein as Tenant shall be joint and several.

            (b) In the event Landlord's interest under this Lease is transferred or assigned and written notice thereof is given to Tenant, then, upon Tenant's receipt of an express written assumption of all of the obligations of "Landlord" hereunder by the said assignee or transferee, Landlord (or any subsequent assignee or transferee of Landlord's interest under this Lease who gives such notice to Tenant) shall be relieved and released from and after the effective date of such assumption by the transferee of Landlord's interest under this Lease, subject to appropriate notice to Tenant as herein required) shall be relieved and released from and after the date of such transfer or conveyance from all liability hereunder.

            (c) Further, the liability of Landlord, its successors and assigns, under this Lease shall at all times be limited solely to Landlord's interest in the land and improvements comprising the Building and the Property, together with the Proceeds (as hereinafter defined), and in the event the owner of Landlord's interest in this Lease is at any time an individual, partnership, joint venture or unincorporated association, Tenant agrees that such individual or the members or partners of such partnership, joint venture or unincorporated association shall not be personally or individually liable or responsible for the performance of any of Landlord's obligations hereunder. For purposes of this
Section 32, "Proceeds" shall mean:

            (i) proceeds of sale by Landlord of its interest in the Building and/or Property (or portions thereof), to the extent such sums are in excess of sums necessary to discharge or pay-off any third party outstanding loan, including reasonable expenses paid by Landlord in connection with the sale;

            (ii) condemnation awards received by Landlord in connection with the taking the Building and/or Property (or portions thereof), to the extent said proceeds are either made available to Landlord by its Security Holder and/or are not used for the repair the Building or Property so taken; and

            (iii) insurance proceeds received by

      Landlord in connection with any damage or destruction to the Building and/or Property (or portions thereof), to the extent said proceeds are either made available to Landlord by its Security Holder and/or are not used for the repair or restoration of the Building or Property so damaged.

            33. Security Deposit.

            Landlord hereby acknowledges receipt from Tenant of the sum of Twelve Thousand Twelve Dollars ($12,012.00), which sum represents a security deposit for the faithful performance of Tenant's obligations under this Lease ("Security Deposit"). The foregoing notwithstanding, Landlord shall execute and deliver a receipt for the Security Deposit in the form attached hereto and made a part hereof as Exhibit E within five (5) business days of receipt of the Security Deposit. Tenant agrees that Landlord shall have the right, but not the obligation, in its sole discretion, upon the expiration of any applicable period of notice or cure as may be afforded Tenant by the terms of this Lease, to apply said Security Deposit or any portion thereof, as may be reasonably required to cure or remedy any Event of Default by Tenant hereunder, including an Event of Default in payment of rent. If Landlord so applies the Security Deposit or any portion thereof Tenant shall, within thirty (30) days of written demand, including reasonable supporting documentation of sums expended by Landlord in curing the Event of Default, reimburse Landlord for the portion of the Security Deposit so applied; and any failure of Tenant to do so within the stated time period therefor shall constitute an Event of Default hereunder. Said sum, if not sooner applied, shall be returned to Tenant within thirty (30) days after vacating of the Premises by Tenant and termination of this Lease (or upon termination of the last renewal term of this Lease if this Lease contains a renewal option and Tenant properly exercises said option), provided: (i) Tenant is not then in default under any of the provisions of this Lease beyond any applicable period of notice or cure; (ii) that Tenant has surrendered the Premises to Landlord in the condition required by this Lease; and (iii) all keys to the Premises then in Tenant's possession have been returned to the Landlord; provided that if the keys have been lost, Landlord may offset the actual cost of replacement keys and/or changing exterior door locks affected as against the Security Deposit, and the failure to return the keys shall not prevent Landlord from returning the balance of the Security Deposit to Tenant. Tenant further agrees that

Landlord shall be entitled to commingle said Security Deposit with its own funds, and that no mortgagee or holder of a deed of trust on the Premises and no purchaser of said Premises at any foreclosure sale shall have any liability to Tenant for Tenant's Security Deposit unless actually received thereby from Landlord. If Landlord does not deliver the Security Deposit to any such mortgagee or holder of a deed of trust on the Premises or any purchaser of the Premises (by foreclosure or otherwise) (each, herein, a "Transferee of Landlord's Interest"), Landlord shall remain liable to Tenant for the return of the full Security Deposit within thirty (30) days of the transfer of Landlord's interest in the Premises to any such Transferee of Landlord's Interest, any conditions in this Section 33 to the contrary notwithstanding. If the Security Deposit, or any portion thereof, is not returned within the time period herein stated, whether at termination of the term of the Lease or upon transfer of any interest of Landlord in the Premises to a Transferee of Landlord's Interest, such unreturned portion shall accrue interest at the Lease Rate from the due date until paid in full.

            34. Notices to Mortgagee.

            Tenant agrees that a copy of any notice of default from Tenant to Landlord shall also be sent to the holder of any mortgage or deed of trust on the Premises, provided Tenant has been given written notice of the fact that such mortgage or deed of trust has been made, including (i) the address of the respective mortgagee or deed holder and (ii) name or title of person to whom such notice is to be directed; and Tenant shall allow said mortgagee or holder of the deed of trust the opportunity, to cure, or cause to be cured, any such default on Landlord's behalf, within a reasonable time period, not to exceed the time period herein permitted Landlord, plus sixty (60) days; provided that Tenant shall have received notice from the respective Security Holder of its intention to cure Landlord's default within ten (10) business days of such Security Holder's receipt of Tenant's notice thereof. If such default cannot reasonably be cured within the time specified herein, then such additional time as may be reasonably necessary shall be allowed, provided the curing of such default is timely commenced and diligently and continuously pursued to completion (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant while such remedies are being thus diligently pursued.

            35. Estoppel Certificate.

            (a) Estoppel by Tenant. Tenant shall, at any time and from time to time during the term of this Lease or any renewal thereof, upon request of Landlord, execute, acknowledge, and deliver to Landlord (or its designee) a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact (or if there have been any modifications thereof, that the same is in full force as modified and stating the modifications) and the dates to which the rents and other charges have been paid in advance, if any. Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the estate of Landlord or by the mortgagee or any assignee of any mortgagee or the trustee or beneficiary of any deed of trust constituting a lien on the Premises or the Building.

            (b) Estoppel by Landlord. Landlord shall, at any time and from time to time during the term of this Lease or any renewal thereof, upon request of Tenant, execute, acknowledge, and deliver to Landlord (or its designee) a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact (or if there have been any modifications thereof, that the same is in full force as modified and stating the modifications) and the dates to which the rents and other charges have been paid in advance, if any, and whether or not any defaults exist hereunder. Any such statement delivered pursuant to this paragraph may be relied upon by any holder of any security interest in Tenant's Personal Property, leasehold interest in the Premises, or otherwise in connection with this Lease.

            36. Bankruptcy.

            (a) An "Act of Bankruptcy" shall mean:

            (i) the application by Tenant or any guarantor of Tenant or its or their consent to the appointment of a receiver, trustee or liquidator of Tenant or any guarantor of the Tenant or a substantial part of its or their assets;

            (ii) the filing of voluntary petition in bankruptcy or the admission in writing by Tenant or any guarantor of Tenant of its inability to pay its debts as they become due;

            (iii) the making by Tenant or any guarantor of Tenant of an assignment for the benefit of its creditors;

            (iv) the filing of a petition or an answer seeking a reorganization or an arrangement with its creditors or an attempt to take advantage of any insolvency law;

            (v) the filing of an answer admitting the material allegations of a petition filed against Tenant or any guarantor of Tenant in any bankruptcy, reorganization or insolvency proceeding;

            (vi) the entering of an order, judgment or decree by any court of competent jurisdiction adjudicating Tenant or any guarantor of Tenant a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of Tenant or any guarantor of Tenant or of all or a substantial part of its or their assets; or

            (vii) the commencing of any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and the continuation of such order, judgment, decree or proceeding unstayed for a period of sixty (60) days.

            (b) Upon the occurrence of an Act of Bankruptcy, this Lease and all rights of Tenant hereunder shall automatically terminate, at Landlord's option, upon written notice to Tenant, with the same force and effect, effective as of the date of the Act of Bankruptcy as if the date of any such event were the date stated herein for the expiration of the term, and Tenant shall vacate and surrender the Premises, but shall remain liable as herein provided. Landlord reserves any and all remedies provided herein or at law or in equity.

            (c) If this Lease is not terminated in accordance with subsection
(b) above because such termination is not permitted under the Bankruptcy Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), then upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed, agree:

            (i) To perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court;

            (ii) To pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all basic rent and all additional rent reserved hereunder;

            (iii) To reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within thirty (30) days of the filing of a petition under any other Chapter;

            (iv) To give Landlord at least forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease;

            (v) To give Landlord at least thirty (30) days prior written notice of any abandonment to be deemed conclusively a rejection of this Lease;

            (vi) To be deemed conclusively to have rejected this Lease in the event of the failure to comply with any of the above; and

            (vii) To be deemed to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

            (d) Not withstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord hereunder, whether or not expressly denominated as rent, shall constitute "rent" for the purposes of
Section 502(b) (7) of the Bankruptcy Code, including, without limitation, reasonable attorney's fees incurred by Landlord by reason of Tenant's bankruptcy.

            (e) In the event that this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not directly paid or delivered to Landlord shall be held in trust for the benefit of Landlord by the recipient thereof and be promptly paid to or turned over to Landlord. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, the notice of such proposed assignment setting forth (i) the name and address of such person; (ii) all of the terms and conditions of such offer; and
(iii) adequate assurance to be provided to Landlord to assure such assignee's future performance under the Lease, including, without limitation, the assurance referred to in Section 365(b) (3) of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Landlord by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

            (f) Nothing contained in this Section 35 shall be deemed in any manner to limit Landlord's rights and remedies under the Bankruptcy Code, as presently existing or as may hereafter be amended.

            (g) No default under this Lease by Tenant, either prior to or subsequent to any Act of Bankruptcy, shall be deemed to have been waived unless expressly done so in writing by Landlord.

            (h) Neither Tenant's interest in this Lease, nor any estate created hereby in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided by the Bankruptcy Code.

            37. Lender's Approval.

            INTENTIONALLY DELETED.

            38. Broker's Commission.

            Tenant and Landlord warrant that they have dealt with no broker in connection with this Lease, except The Widewaters Group, Inc. ("Widewaters"), and agree to indemnify and save the other harmless from all claims, actions, damages, costs and expenses and liability whatsoever, including reasonable attorney's fees, that may arise from any breach of this warranty. Landlord hereby covenants and warrants that it will be responsible for the payment of all brokerage commissions due to Widewaters in connection with this Lease, and hereby agrees to indemnify and save Tenant harmless from all claims, actions damages, costs and expenses and liability whatsoever, including reasonable attorney's fees, that may arise from any breach of this warranty.

            39. Rules and Regulations.

            Tenant shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit "C", and with any reasonable amendments or modifications thereto that Landlord shall, from time to time, promulgate with respect to the Building. Any such amendments or modifications to the rules and regulation shall be binding upon Tenant upon Tenant's receipt of written notice of the same. Landlord shall not be responsible to Tenant for the nonperformance of any said rules and regulations by any other tenants or occupants; provided, however, that Landlord shall use commercially reasonable efforts to enforce such rule and regulations in a uniform and non-discriminatory manner. In the event of any conflict between the rules and regulations herein described and the terms and conditions of this Lease, the terms and conditions of this Lease shall prevail.

            40. Captions.

            The captions of the various sections of this Leas are for convenience only and are not a part of this Lease. Such captions shall not be construed to define or limit any of the provisions of this Lease.

            41. Final and Entire Agreement.

            This Lease contains the final and entire agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions or representations not herein written.

            42A.  Tenant Representative.

            The name, address and telephone and telefacsimile numbers of Tenant representative to be contacted in event of emergency are as follows:

            Terri Kennett
            Applied Theory Corporation
            125 Elwood Davis Road
            Liverpool, New York 13088
            Telephone #:  315-453-2912
            Telefax #:  315-461-8010

            42B. Landlord Representative.

            The name, address and telephone and telefacsimile numbers of the Landlord representative to be contacted in event of emergency are as follows:

            Steven Shaw
            c/o Merritt
            2066 Lord Baltimore Drive
            Baltimore, Maryland 21244
            Telephone #:  410-298-2600
            Telefax #:  410-298-9644

            43. Renewal Options.

            (a) It Tenant is not then in default under this Lease or any of the provisions hereof beyond any applicable period of notice or cure, Tenant may extend the term of this Lease for two (2) additional successive periods) of three (3) years) each (each a "Renewal Term"), by notifying Landlord in writing of its intention to do so at least one hundred eighty (180) days prior to the expiration of the then current term. If Tenant timely exercises its option to extend, the term shall be deemed extended as of Landlord's receipt thereof, and each such Renewal Term shall be under the same terms and conditions as are herein set forth, except that the annual rental for each succeeding Renewal Term shall be adjusted as follows: the lease fixed minimum rent rate shall be re-set at the then current market rate for comparable Class "A" office premises in the Columbia, Maryland area as of the date of Tenant's exercise of the respective renewal term, taking into account that Tenant shall be a renewal tenant, and Landlord shall not incur expenses for tenant improvements, tenant allowance, or other landlord costs customarily associated with a new, non-renewal tenant (the fair market rate so determined is herein referred to as "Fair Market Rent"). The annual minimum rent for any Renewal Term shall not be less than the annual minimum rent for the year expiring immediately prior to the respective Renewal Term. Upon Tenant's exercise of its option hereunder, the term of the Lease shall be deemed extended without need for further act or writing by either party. The parties shall, however, execute an amendment to this Lease to incorporate the adjustment in minimum rent (if any) upon its determination. There shall be no additional right to renew or extend this Lease except as provided herein.

            (b) If a dispute shall arise between Landlord and Tenant with respect to the determination of the Fair Market Rate, or if Landlord and Tenant have not agreed on such amount by the date which is ninety (90) days prior to the expiration of the then current term, such dispute shall be determined exclusively by arbitrators which meet the qualifications set forth in Section 43(b)(iii), below, and in accordance with the following:

            (i) If the Fair Market Rent is to be determined by arbitrators, either Landlord or Tenant may give the other party written notice setting forth the name and address of an arbitrator and requesting that the Fair Market Rate be arbitrated pursuant to this Section 43(b). The other party shall, within ten (10) business days after the receipt of a notice to arbitrate as provided above, appoint an arbitrator and notify the other party in writing of the name and address of the arbitrator so appointed. The two (2) arbitrators so selected shall promptly thereafter meet to discuss and determine the Fair Market Rate in accordance with the provisions of this Section 43. If, within fifteen (15) business days after the appointment of the second (2nd) arbitrator, the arbitrators have not rendered a mutually agreeable decision as to the Fair Market Rent, a third
      (3rd) arbitrator shall be appointed by mutual agreement of the arbitrators previously appointed (or, in default of such appointment, by the President of the

      Columbia, Maryland Real Estate Board (or any organization successor thereto).

            (ii) If the first two (2) arbitrators fail to decide within the time period permitted and the third (3rd) arbitrator is appointed thereby in accordance with this Section, then the Fair Market Rent shall be deemed to be the average of the independent determinations of all three (3) arbitrators. The Fair Market Rent so determined shall be final and binding upon the parties. Upon determination of the Fair Market Rent, the parties shall execute and amendment to this Lease setting forth such amount.

            (iii) All of the arbitrators, however appointed, shall be real estate brokers licensed by the State of Maryland having at least three (3) years experience in commercial real estate office leasing in the Columbia, Maryland area. Arbitration proceedings shall be conducted in Baltimore, Maryland in accordance with the rules of the American Arbitration Association then in effect, but only so far as consistent with the provisions of this Section. The arbitrators shall be sworn faithfully and fairly to determine the questions at issue.

            (iv) Landlord and Tenant shall each be solely responsible for the payment of all fees and expenses of the arbitrator it appointed, and shall share equally the payment of all fees and expenses of the American Arbitration Association (if any) and of a third arbitrator (if any be appointed hereunder).

            44. MISCELLANEOUS PROVISIONS.

            (a) Landlord's Authority. Landlord hereby represents and warrants that it is the owner of the Property and the Building as of the date of its execution of this Lease and that it has full power and authority to enter into to this Lease and to perform its obligations hereunder.

            (b) Landlord's Waiver - Fixture Financing. Anything herein contained to the contrary notwithstanding, Landlord shall, upon request by Tenant, execute a waiver by Landlord, in form and substance reasonably satisfactory to Tenant and any lender of Tenant, which waiver shall provide that Landlord shall subordinate and waive as to said lender any claims, demands or rights with respect to any equipment, leasehold improvements, trade fixtures, inventory or personal property financed or to be financed by Tenant. Landlord waives any rights of distraint that may be available to Landlord.

            (c) Landlord's Consent. Whenever Landlord's consent or approval is required under the terms of this Lease (including, without limitation, as may be required by any of provisions of the Exhibits attached hereto), Landlord shall not unreasonably withhold, condition or delay such consent or approval.

            (d) Landlord Compliance. Landlord hereby warrants that the Property, Building and Premises are in compliance with all "Environmental Laws" (as defined in Section 4(b), above). Landlord further covenants and agrees that it shall be responsible for the compliance of (i) the Premises prior to the date of delivery of possession thereof to Tenant ("Delivery Date") and (ii) the Property, the Building and all Common Areas thereof, and alterations thereto, with all applicable laws, including, without limitation, with the applicable requirements of Title III of the Americans with Disabilities Act, and all similar Federal, State and Local laws and regulations, and all Environmental Laws. If Tenant discovers a condition(s) of the Premises which is/are shown (a) to have existed prior to the Delivery Date and (b) to have been in violation of applicable law as of the Delivery Date, Tenant shall promptly notify Landlord in writing of such pre-Delivery Date violations, and Landlord, upon verification to its satisfaction of (a) and (b) of this Paragraph, shall thereafter promptly bring the such violations into compliance.

            (e) Satellite Dish and Emergency Generator

            (i) Satellite Dish. Tenant shall have the right to install a satellite dish, together with all ancillary equipment necessary for operation thereof (collectively, the "Dish") at the Building or Property subject to the following conditions: (A) the location of the Dish shall be on the roof of the Building or on a concrete pad adjacent to the Building in which the Premises are located, as Landlord may reasonably direct, provided, however, that the location is reasonably accessible by Tenant and that the Dish audits ability to transit and receive signals function properly therefrom; (B) installation, operation and repair of the Dish shall be at Tenant's sole cost, and shall be done in accordance with all applicable legal and insurance requirements, as well as the provisions of any easements, benefits and/or restrictions of record (collectively, herein referred to as "REA(s)") as of the Lease Date; and
      (C) if requested by Landlord, Tenant shall screen the Dish in a manner reasonably satisfactory to Landlord. Any damage caused by the installation, operation or removal of the Dish shall be repaired by Tenant, at Tenant's cost.

            (ii) Generator. Tenant shall have the right to install an emergency generator, together with all ancillary equipment necessary for operation thereof, including, without limitation, a fuel tank (collectively, the "Generator") on the Property, near the Building or otherwise in the Park, but reasonably near the Building, subject to the following conditions: (A) the location of the Generator shall be reasonably selected by Landlord, provided, however, that the location is reasonably accessible by Tenant and the Premises, and that the Generator functions properly for its intended purpose therefrom; (B) installation, operation and repair of the Generator shall be at Tenant's sole cost, and shall be done in accordance with all applicable legal and insurance requirements, as well as the provisions of any REA existing as of the Lease Date; and (C) if requested by Landlord, Tenant shall screen the Generator in a manner reasonably satisfactory to Landlord. Any damage caused by the installation, operation or removal of the Generator shall be repaired by Tenant, at Tenant's cost.

            (iii) Satellite and Generator Sites. Landlord shall provide proposed sites for the Dish and the Generator prior to delivery of the Premises to Tenant. If it is determined by Tenant, in its reasonable judgment, that either site is not suitable for its intended purposes, Tenant shall notify Landlord, and Landlord shall cooperate with Tenant to find a reasonable alternative location for the Dish and/or the Generator, as the case may be, within a reasonable period of time. The use of the sites shall be at no additional charge to Tenant. Tenant acknowledges that the location of the sites must be approved by the architectural committee of the Property, to the extent required by any REA existing as of the Lease Date. Landlord covenants to use commercially reasonable efforts to obtain, and to fully cooperate with Tenant in its efforts to obtain, approval of acceptable sites for the Satellite and the Generator from the architectural committee prior to the Commencement Date.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

            WITNESS the hands and seals of the parties hereto as of the day and year first above written.


                                      LANDLORD:
WITNESS:                              MERRITT-CCP III, LLC
 / s / Illegible                      By:    / s / Scott E. Dorsey  (SEAL)
------------------------------------        ------------------------
                                      Printed Name: Scott E. Dorsey
Printed Name:                         Title:        President


                                      TENANT:
WITNESS:                              APPLIED THEORY CORPORATION
 / s / Patricia J. Foster             By:   / s / James D. Luckett  (SEAL)
---------------------------------          -------------------------
                                      Printed Name: James D. Luckett
                                      Title:   Sr. V.P.-Business
Printed Name:  Patricia J. Foster     Development

                       (Acknowledgement of TENANT)

STATE OF        New York      )
                              )  SS.:
COUNTY OF       Onondaga      )

            On this 19 day of July , 1999, before me personally came James D. Luckett, to me personally known, who, being by me duly sworn, did depose and say that (s)he resides at Syracuse, NY , that (s)he is the Sr. V.P. Business Development of APPLIED THEORY CORPORATION, the corporation described in, and which executed the within Lease as "Tenant"; and who further acknowledged to me that (s)he executed said Lease for, on behalf and in the name of said corporation by and with the due authorization thereof.





                                     / s / Patricia J. Foster
                                     ------------------------
                                     NOTARY PUBLIC



                      (Acknowledgement of LANDLORD)

STATE OF     Maryland         )
                              )  SS.:
COUNTY OF    Baltimore        )



            On this 3 day of July , 1999, before me personally came Scott E. Dorsey, to me personally known, who, being by me duly sworn, did depose and say that (s)he resides at Baltimore, MD, that (s)he is the President of the entity named and described in, and which executed the within Lease as "Landlord"; and who further acknowledged to me that (s)he executed said Lease for, on behalf and in the name of said corporation by and with the due authorization thereof.


                                 / s / Illegible

                                  NOTARY PUBLIC